As filed with the Securities and Exchange Commission on August 10, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	16-0417150
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

343 State Street

Rochester, New York 14650

(Address of principal executive offices and zip code)

Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended and restated

(Full title of the plan)

Roger W. Byrd

General Counsel, Secretary and Senior Vice President

Eastman Kodak Company

343 State Street

Rochester, New York 14650

(585) 724-4000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(3)
Common Stock, par value $0.01 per share, under the Amended and Restated Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended	5,000,000	$7.455	$37,275,000	$4,066.70

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock which may be issued pursuant to the terms of the Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended and restated, in order to prevent dilution resulting from adjustments in the event of a stock split, stock dividend, reorganization, recapitalization or similar adjustments of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the NYSE on August 9, 2021.

(3)

Pursuant to Rule 457(p) of the Securities Act of 1933, as amended, the registrant is offsetting its filing fee for this registration statement by $4,066.70 of the $23,180.00 fee associated with the unsold securities from the registrant’s prior registration statement on Form S-3 (File No. 333-216006) initially filed on February 10, 2017 ($13,101.84 of which was previously applied to the filing fee for a registration statement on Form S-3 (File No. 333-254352)).

STATEMENT PURSUANT TO

GENERAL INSTRUCTION E TO FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

The purpose of this Registration Statement is to register additional shares for issuance under the Amended and Restated Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the registration statement on Form S-8 (Registration No. 333-190957), filed with the Securities and Exchange Commission on September  3, 2013, the contents of the registration statement on Form S-8 (Registration No. 333-225437), filed with the Securities and Exchange Commission on June  5, 2018, and the contents of the registration statement on Form S-8 (Registration No. 333-250827), filed with the Securities and Exchange Commission on November 20, 2020 are incorporated herein by reference, except for Part II, Item 5 – Interests of Named Experts and Counsel and Item 8 – Exhibits.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents filed by Eastman Kodak Company (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein (except for portions thereof furnished or otherwise not filed with the Commission, which are deemed not to be incorporated by reference into this Registration Statement):

(a)     The Company’s Annual Report on Form 10-K for the year ended December 31, 2020, including portions of the Company’s proxy statement for its 2021 annual meeting of shareholders incorporated by reference therein;

(b)    The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March  31, 2021 and June 30, 2021;

(c)     The Company’s Current Reports on Form 8-K filed on March 1, 2021 (but excluding Item 7.01 and the related exhibit), March  1, 2021, April  5, 2021, and May 25, 2021; and

(d)     The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed on September  3, 2013, including the description of the Company’s common stock contained in the Company’s Registration Statement on Form S-8 filed on September  3, 2013 and incorporated by reference therein, as updated by Exhibit 4.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequent amendments or reports filed for the purpose of updating that description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement (except for the portions thereof furnished or otherwise not filed with the Commission which are deemed not to be incorporated by reference into this Registration Statement), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 5. Interests	of Named Experts and Counsel.

The legality of securities being offered hereby will be passed upon by Roger W. Byrd, General Counsel, Secretary and Senior Vice President of the Company. Mr. Byrd is eligible to participate in the Amended and Restated Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-8 as filed on September 3, 2013).

4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K as filed on November 16, 2016).

4.3	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K as filed on September 12, 2019).

4.4	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K as filed on September 12, 2019).

4.5	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K as filed December 29, 2020).

4.6	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K as filed March 1, 2021).

4.7	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company (Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K as filed March 1, 2021).

4.8	Fourth Amended and Restated By-Laws of Eastman Kodak Company (Incorporated by reference to Exhibit 3.5 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 as filed on May 12, 2020).

4.9	Board Rights Agreement, dated as of February 26, 2021, by and between Eastman Kodak Company and Kennedy Lewis Investment Management LLC (Incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K as filed March 1, 2021).

4.10	Eastman Kodak Company 2013 Omnibus Incentive Plan (Incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-8 as filed on September 3, 2013).

4.11	First Amendment to the Eastman Kodak Company 2013 Omnibus Incentive Plan (Incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K as filed on May 24, 2018).

4.12	Second Amendment to the Eastman Kodak Company 2013 Omnibus Incentive Plan (Incorporated by reference to Exhibit 10.3 of the Company’s Annual Report on Form 10-K as filed on April 1, 2019).

4.13	Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended and restated (Incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 as filed on August 11, 2020).

4.14	First Amendment to the Eastman Kodak Company 2013 Omnibus Incentive Plan, as amended and restated (Incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, as filed on August 10, 2021).

5.1*	Opinion of Roger W. Byrd

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of Roger W. Byrd (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on August 10, 2021.

Eastman Kodak Company

By:	/s/ Roger W. Byrd
	Name:	Roger W. Byrd
	Title:	General Counsel, Secretary and Senior Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David E. Bullwinkle and Roger W. Byrd, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James V. Continenza	Executive Chairman and Chief Executive Officer (Principal Executive Officer)	August 10, 2021
James V. Continenza

/s/ David E. Bullwinkle	Chief Financial Officer (Principal Financial Officer)	August 10, 2021
David E. Bullwinkle

/s/ Richard T. Michaels	Chief Accounting Officer and Controller (Principal Accounting Officer)	August 10, 2021
Richard T. Michaels

/s/ B. Thomas Golisano	Director	August 10, 2021
B. Thomas Golisano

/s/ Philippe D. Katz	Director	August 10, 2021
Philippe D. Katz

/s/ Kathleen B. Lynch	Director	August 10, 2021
Kathleen B. Lynch

/s/ Jason New	Director	August 10, 2021
Jason New

/s/ Darren L. Richman	Director	August 10, 2021
Darren L. Richman

/s/ Michael E. Sileck, Jr.	Director	August 10, 2021
Michael E. Sileck, Jr.